Exhibit 99.2
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
INFORMATION RELATING TO THE MERGER
The following unaudited combined condensed consolidated pro forma financial information is based on the historical financial statements of Yadkin Financial Corporation (the “Company”) and the historical financial statements of NewBridge Bancorp (“NBBC”), and has been prepared to illustrate the effects of the merger of NBBC with and into the Company, which became effective on March 1, 2016.
The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2015 and the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2015, have been derived from the audited financial statements of the Company and NBBC, and reflect the merger as if it had been consummated on January 1, 2015.
The unaudited pro forma combined condensed consolidated financial statements should be considered together with the historical statements of the Company and NBBC, including the respective notes to those statements. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the Merger been consummated during this period. Merger and conversion costs included in the proforma combined condensed consolidated statement of operations represent those expenses that were incurred during 2015 and were reflected in the Company's and NBBC's 2015 audited financial statements. No adjustment was recorded for merger and conversion costs that were incurred during 2016.

Yadkin Financial Corporation Combined with NewBridge Bancorp (NBBC)
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
December 31, 2015

	December 31, 2015
(Dollars in thousands)	Yadkin Financial Corporation (as reported)	NBBC	Adjustments to reflect Yadkin / NBBC Merger		Yadkin Financial Corporation (pro forma)

Assets
Cash and due from banks	$60,783	$32,705	$—		$93,488
Interest-earning deposits with banks	50,885	9,721	—		60,606
Federal funds sold	250	—	—		250
Investment securities available for sale	689,132	364,861	(1,948)	A	1,052,045
Investment securities held to maturity	39,182	131,948	—		171,130
Loans held for sale	47,287	10,566	—		57,853
Loans, net of allowance for loan losses	3,066,775	2,067,627	(1,033)	B	5,133,369
Purchased accounts receivable	52,688	—			52,688
Federal Home Loan Bank stock	24,844	22,300	—		47,144
Premises and equipment, net	73,739	43,874	4,371	C	121,984
Bank-owned life insurance	78,863	62,014	—		140,877
Foreclosed assets	15,346	1,397	—		16,743
Deferred tax asset, net	55,607	29,299	(3,908)	D	80,998
Goodwill	152,152	24,480	161,079	E	337,711
Other intangible assets, net	13,579	3,780	12,620	F	29,979
Accrued interest receivable and other assets	53,032	6,168	94	G	59,294
Total assets	$4,474,144	$2,810,740	$171,275		$7,456,159

Liabilities
Deposits:
Non-interest bearing	$744,053	$401,121	$—		$1,145,174
Interest bearing	2,566,244	1,547,534	(679)	H	4,113,099
Total deposits	3,310,297	1,948,655	(679)		5,258,273
Short-term borrowings	375,500	534,750	—	I	910,250
Long-term debt	194,967	41,274	(9,064)	J	227,177
Accrued interest payable and other liabilities	30,831	29,065	5,983	K	65,879
Total liabilities	3,911,595	2,553,744	(3,760)		6,461,579

Total shareholders' equity	562,549	256,996	175,035	L	994,580
Total liabilities and shareholders' equity	$4,474,144	$2,810,740	$171,275		$7,456,159

Description of Adjustments to Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

Ref	Description of Adjustment
A	Adjustment reflects opening fair value of securities portfolio, which was established as the new book basis of the portfolio.
B
Adjustments reflect fair value discount of $32,589 on the loan portfolio, net of pro forma accretion recorded during the year ended December 31, 2015, reversal of $3,450 in net deferred loan costs, reversal of $9,844 in previously-existing fair value discount recognized by NBBC in prior acquisitions, and reversal of the $21,100 NBBC allowance for loan losses. The fair value discount was calculated by forecasting cash flows over the expected remaining life of each loan and discounting those cash flows to present value using current market rates for similar loans. Forecasted cash flows include an estimate of lifetime credit losses on the loan portfolio.

C	Adjustment reflects fair value adjustments on acquired branch and administrative offices.
D	Adjustment reflects the tax impact of acquisition accounting fair value adjustments.
E	Goodwill represents the excess of the purchase price over the fair value of acquired net assets.
F
Adjustment reflects the fair value of the acquired core deposit intangible, net of the reversal of core deposit intangible recorded by NBBC in prior acquisitions, and net of pro forma amortization recorded during the year ended December 31, 2015.

G
Adjustment reflects the impact of fair value adjustments on other assets, which include adjustments related to the elimination of accrued interest on purchased credit-impaired loans, recognition of a servicing asset related to U.S. Small Business Association ("SBA") loans, and termination of certain derivative contracts.

H
Adjustment reflects the fair value premium on time deposits, which was calculated by discounting future contractual interest payments at a current market interest rate, net of pro forma amortization recorded during the year ended December 31, 2015.

I
Adjustments reflect the fair value adjustments for a short-term repurchase obligation and Federal Home Loan Bank ("FHLB") advances. The repurchase obligation was valued by discounting future contractual interest payments at a current market interest rate for a similar instrument. For FHLB advances, the fair value was calculated by reference to the acquisition date prepayment penalty the FHLB would charge to terminate the advance. Due to the short-term nature of these obligations, on a pro forma basis, the full amount of the fair value adjustment was amortized during the year ended December 31, 2015.

J
Adjustments reflect fair value adjustments for subordinated debt obligations and junior subordinated debentures related to trust preferred securities outstanding at the acquisition date, net of pro forma amortization and accretion recorded during the year ended December 31, 2015.

K	Adjustments reflect compensation obligations, reserve for unfunded commitments, benefit costs for merger-related obligations, and miscellaneous other accrued liabilities.
L
Adjustments reflect removal of NBBC shareholder's equity balances, recognition of Yadkin Financial Corporation shares issued in the merger, and the pro forma impact of amortization and accretion recorded during the year ended December 31, 2015.

Yadkin Financial Corporation Combined with NewBridge Bancorp (NBBC)
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

(Dollars in thousands)	Yadkin Financial Corporation (As Reported)	NBBC	Adjustments to Reflect Yadkin / NBBC Merger		Yadkin Financial Corporation (Pro Forma)

Interest income
Loans	$161,525	$81,811	$4,062	A	$247,398
Investment securities	16,982	17,347	—		34,329
Federal funds sold and interest-earning deposits	196	136	—		332
Total interest income	178,703	99,294	4,062		282,059
Interest expense
Deposits	12,009	5,141	(541)	B	16,609
Borrowings and debt	7,544	3,908	261	C	11,713
Total interest expense	19,553	9,049	(280)		28,322
Net interest income	159,150	90,245	4,342		253,737
Provision for loan losses	6,245	120	—		6,365
Net interest income after provision for loan losses	152,905	90,125	4,342		247,372
Non-interest income
Service charges and fees	13,750	9,062	—		22,812
Mortgage banking	6,257	1,749	—		8,006
Government guaranteed lending	12,729	—	—		12,729
Bank-owned life insurance	1,873	2,126	—		3,999
Gain (loss) on sales of available for sale securities	88	—	—		88
Other	5,706	4,694	—		10,400
Total non-interest income	40,403	17,631	—		58,034
Non-interest expense
Salaries and employee benefits	60,898	40,445	—		101,343
Occupancy and equipment	18,799	9,526	407	D	28,732
Merger and conversion costs	1,102	4,608	—	E	5,710
Restructuring charges	3,533	—	—		3,533
Other	38,354	28,619	3,764	F	70,737
Total non-interest expense	122,686	83,198	4,171		210,055
Net income (loss) before income taxes	70,622	24,558	171		95,351
Income tax expense	25,995	8,780	64	G	34,839
Net income (loss)	44,627	15,778	107		60,512
Dividends and accretion on preferred stock	822		—		822
Net income available to common shareholders	$43,805	$15,778	$107		$59,690

Net income per common share
Basic	1.39	0.41			1.17
Diluted	1.38	0.40			1.16

Weighted average common shares
Basic	31,610,733	38,770,788	19,605,374		51,216,107
Diluted	31,695,808	39,275,254	19,605,374		51,301,182

Description of Adjustments to Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations

Ref	Description of Adjustment
A	Accretion of fair value adjustments for NBBC loans
B	Amortization of fair value adjustments for NBBC time deposits
C	Amortization and accretion of fair value adjustments for NBBC short-term and long-term debt obligations
D	Depreciation of fair value adjustments for NBBC premises and equipment
E
No merger-related expenses are reflected as adjustments in the unaudited pro forma combined condensed consolidated statement of operations; during first quarter of 2016, the Company reported $13,867 in merger-related expenses

F	Amortization of core deposit intangible
G	Estimated income tax credit resulting from all other pro forma adjustments, net

Following is a calculation of the purchase price, the allocation of the purchase price, and the resulting goodwill adjustment.

(Dollars in thousands, except per share data)	Purchase Price Calculation
Number of NBBC shares outstanding at merger date	39,213,183
Merger exchange ratio	0.5
Number of Company shares issued	19,605,374
Number of partial Company shares not issued	1,218
Company share price on February 29, 2016	$21.65

Value of Company shares issued to NBBC shareholders	$424,456
Cash paid in lieu of fractional shares	27
Stock-based compensation awards assumed from NBBC:
Restricted stock	2,455
Stock options	4,398
Purchase price	$431,336

(Dollars in thousands)	NBBC (As Reported)	Adjustments to Reflect Acquisition of NBBC	NBBC (As Adjusted for Acquisition Accounting)
Fair value of assets acquired:
Cash and cash equivalents	$45,143	$—	$45,143
Investment securities	443,535	(1,948)	441,587
Loans held for sale	13,661	—	13,661
Loans	2,087,331	(26,195)	2,061,136
Allowance for loan losses	(21,100)	21,100	—
Deferred tax asset, net	30,014	(3,490)	26,524
Other intangibles, net	3,506	16,384	19,890
Accrued interest receivable and other assets	168,348	4,100	172,448
Total assets acquired	2,770,438	9,951	2,780,389
Fair value of liabilities acquired:
Deposits	1,990,247	(138)	1,990,109
Borrowings and debt	512,849	(8,790)	504,059
Accrued interest payable and other liabilities	34,461	5,983	40,444
Total liabilities acquired	2,537,557	(2,945)	2,534,612
Net assets acquired	232,881	12,896	245,777
Purchase price			431,336
Goodwill			$185,559